UNITED STATES
SECURITIE S AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 20, 2006

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326

(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     2006 Incentive Bonus Criteria. On January 20, 2006, the Compensation Committee of the Board of Directors of Premiere Global Services, Inc. (the “Company”) approved the performance criteria for annual and quarterly incentive bonus awards for 2006 to Boland T. Jones, Chief Executive Officer of the Company, and Jeffrey A. Allred, President and Chief Operating Officer of the Company. One-third of the value of such awards issued to Messrs. Jones and Allred will be determined with respect to the Company’s consolidated revenues, and two-thirds of such value will be determined with respect to the Company’s adjusted EBITDA (determined as operating income, as reported, before depreciation, amortization, restructuring costs, asset impairments, equity based compensation and net legal settlements and related expenses) (“Adjusted EBITDA”). Messrs. Jones and Allred may earn between 70% and 150% of their target cash and stock bonus awards applicable to each performance criteria based upon the sliding scale provided in their respective amended and restated employment agreements, as filed with the Securities and Exchange Commission on April 20, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: January 24, 2006	By:	/s/ L. Scott Askins

L. Scott Askins
Senior Vice President – Legal, General Counsel
and Secretary